                                  EXHIBIT 24(a)

                                POWER OF ATTORNEY

     The undersigned, being a director of Lindsay Manufacturing Co. (the "Company"), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2005, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

         SIGNATURE                       CAPACITY               DATE
         ---------                       --------               ----


/s/ MICHAEL N. CHRISTODOLOU       Chairman of the Board   October 25, 2005
-------------------------------   of Directors
Michael N. Christodolou


/s/ HOWARD G. BUFFETT             Director                October 28, 2005
-------------------------------
Howard G. Buffett


/s/ LARRY H. CUNNINGHAM           Director                October 25, 2005
-------------------------------
Larry H. Cunningham


/s/ J. DAVID MCINTOSH             Director                October 26, 2005
-------------------------------
J. David McIntosh


/s/ MICHAELC. NAHL                Director                October 26, 2005
-------------------------------
Michael C. Nahl


/s/ WILLIAM F. WELSH II           Director                October 25, 2005
-------------------------------
William F. Welsh II


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